Exhibit 32.1

                       CERTIFICATION PURSUANT TO
                        18 U.S.C. SECTION 1350,
                        AS ADOPTED PURSUANT TO
             SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Haverty Furniture Companies, Inc. (the "Company") on Form 10-Q for the quarter ended
March 31, 2006 (the "Report"), I, Clarence H. Smith, President and Chief Executive Officer of the Company, and I, Dennis L. Fink, Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

  (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Date:     May 9, 2006           /s/ Clarence H. Smith
                                -------------------------------
                                Clarence H. Smith
                                President and Chief Executive Officer


                                /s/ Dennis L. Fink
                                -------------------------------
                                Dennis L. Fink
                                Executive Vice President and
                                Chief Financial Officer


A signed original of this written statement required by Section 906 has been provided to Haverty Furniture Companies, Inc. and will be retained by Haverty Furniture Companies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.